Exhibit 99.1

Form 3 Joint Filer Information

Name:	Frazier Healthcare IV, LP
Address:	601 Union Street, Suite 3200, Seattle, WA 98101

Designated Filer:	FHM IV, LP

Issuer & Ticker Symbol:	Amicus Therapeutics, Inc. (FOLD)

Date of Event Requiring Statement:	May 30, 2007

Frazier Healthcare IV, LP
By: FHM IV, LP, its General Partner
By: FHM IV, LLC, its General Partner

By:	/s/ Thomas S. Hodge

Thomas S. Hodge, Chief Operating Officer

Name:	Frazier Affiliates IV, LP
Address:	601 Union Street, Suite 3200, Seattle, WA 98101

Designated Filer:	FHM IV, LP

Issuer & Ticker Symbol:	Amicus Therapeutics, Inc. (FOLD)

Date of Event Requiring Statement:	May 30, 2007

Frazier Affiliates IV, LP
By: FHM IV, LP, its General Partner
By: FHM IV, LLC, its General Partner

By:	/s/ Thomas S. Hodge

Thomas S. Hodge, Chief Operating Officer